UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	42-1091210
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2829 Westown Parkway
West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock of FCStone Group, Inc., par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-137967 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, part value $0.0001 per share, of FCStone Group, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Common Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-137967) initially filed with the Securities and Exchange Commission on October 12, 2006, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1*	Certificate of Incorporation of FCStone Group, Inc..

3.2*	Certificate of Ownership and Merger

3.3*	Amended and Restated Bylaws of FCStone Group, Inc.

4.1*	Form of Common Stock Certificate

4.2*	FCStone Group, Inc. 2006 Equity Incentive Plan

*	Filed as an exhibit to the Registration Statement No. 333-137967 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FCSTONE GROUP, INC.

Dated: March 14, 2007	By:	/s/ Paul G. Anderson
Paul G. Anderson
President and Chief Executive Officer